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EXHIBIT 10.38

FOURTH AMENDMENT TO LEASE AGREEMENT

        THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this "Fourth Amendment") is made as of the 28th day of February, 2003 by and between WEST 78th STREET BLOOMINGTON ASSOCIATES, LLC ("Landlord") and AUGUST TECHNOLOGY CORPORATION ("Tenant").

R E C I T A L S:

        A.    Landord and Tenant entered into that certain Lease Agreement dated October 18, 1999 (the "Original Lease") as amended by (i) that certain First Amendment to Lease Agreement dated March 31, 2000 (the "First Amendment"), (ii) that certain Second Amendment to Lease Agreement dated July 25, 2000 (the "Second Amendment") and (iii) that certain Third Amendment to Lease Agreement dated June 18, 2001 (the "Third Amendment"; the Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the "Lease") demising approximately 78,437 square feet of space comprised of the "Initial Premises," the "First Expansion Premises," the "Second Expansion Premises" and the "Third Expansion Premises" (collectively, the "Existing Premises") in the building located at 4900 W. 78th Street in Bloomington, Minnesota.

        B.    Landlord and Tenant desire to make certain changes to the Lease as provided herein.

        NOW, THERFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

        1.     Definitions. Each capitalized term used as a defined term in this Fourth Amendment but not otherwise defined in this Fourth Amendment shall have the same meaning ascribed to such term in the Lease.

        2.     Third Expansion Premises. Effective as of the date of this Fourth Amendment, the following modifications are made with respect to Tenant's leasing of the Third Expansion Premises:

  (a)
  The $4,873.13 credit against monthly Base Rent for the Third Expansion Premises that is set forth in Section 3(d) of the Third Amendment is hereby extended until February 29, 2004 (i.e., such $4,873.13 credit shall continue to be applied against monthly Base Rent for the Third Expansion Premises from the Third Expansion Premises Credit Termination Date through and including February 2004).

  (b)
  The Third Expansion Premises Construction Allowance is hereby reduced from $15.00 per foot to $11.25 per foot.

  (c)
  The last sentence of Section 3(f) of the Third Amendment is herby deleted and the following sentence is substituted in its place:

      This amount shall be applied evenly, without interest, over the period between the first day of the first calendar month after Tenant notifies Landlord of such election and the Expiration Date.

        3.     No Offer. Submission of this instrument for examination or negotiation shall not bind Landlord or Tenant, and no obligation on the part of Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

        4.     Lease in Full Force and Effect. Except as herein provided, all of the terms and provisions of the Lease shall remain in full force and effect. All capitalized terms used in this Fourth Amendment shall have the definition given to them in the Lease unless otherwise defined herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Lease Agreement to be duly executed and delivered as of the day and year first written above.

LANDLORD:	TENANT:
WEST 78TH STREET BLOOMINGTON ASSOCIATES, LLC	AUGUST TECHNOLOGY CORPORATION
BLOOMINGTON OFFICE PROJECT, LLC, Its Manager
By	/s/ TIMOTHY M. GRAY Its Chief Manager	By	/s/ DAVID L. KLENK Its President

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  EXHIBIT 10.38
FOURTH AMENDMENT TO LEASE AGREEMENT
R E C I T A L S